EXHIBIT 10.29.1

FIRST AMENDMENT TO THE
NCR CORPORATION 2011 ECONOMIC PROFIT PLAN

WHEREAS, NCR Corporation (the “Company”) has previously adopted the 2011 NCR Corporation Economic Profit Plan (the “Plan”); and, further
WHEREAS, the Compensation and Human Resource Committee of the Board of Directors of the Company (the “Committee”) determined that it is desirable to amend the Plan to increase the age of retirement under the Plan from 55 to 62; and, further
WHEREAS, the Committee has the authority to amend the Plan in accordance with Section 7.7 of the Plan;

NOW THEREFORE, effective as of December 13, 2011, the Plan is hereby amended as follows:

1.	Section 1.24 is deleted in its entirety and replaced as follows:
1.24 Retirement means termination of employment with the Company or a subsidiary or affiliate when a Participant is age 62 or older.

2.	Except as expressly modified hereby, the terms and provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned officer certifies that the Compensation and Human Resource Committee of the Board of Directors of the Company has approved this amendment to the Plan effective this 13th day of December, 2011.

NCR CORPORATION

By:	/s/ Andrea Ledford
Name: Andrea Ledford
Title: Senior Vice President, Human Resources